EXHIBIT 21
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                               AMERICAN ECO CORPORATION
                                  SUBSIDIARIES (FN1)
               -------------------------------------------------------
                                                 JURISDICTION OF
                          NAME                    INCORPORATION
                 ----------------------          ---------------


                The Turner Group                    Delaware

                  C.A. Turner                       Delaware
                Construction Co. Inc.

                  C.A. Turner                         Texas
                Maintenance Inc.
                  Action Contracting                Delaware
                Services Inc.

                H.E. Co. Services,                  Texas
                Inc.

                MM Industra, Ltd.                  Nova Scotia

                Industra Service                     British
                Corporation                         Columbia

                  Industra Thermal                   British
                Service Corporation                 Columbia,
                                                     Alberta

                  Industra Engineers &               British
                Consultants, Inc.                   Columbia

                  Nucon Ltd.                         Alberta

                NUS, Inc. (Holding                 Washington
                Company USA)

                  Industra Thermal                 Washington
                Service Corp.

                  Industra Service                 Washington
                Corp.

                  Industra, Inc.                   Washington

                Eco Environmental Inc.              Delaware

                Separation and Recovery              Nevada
                Systems Inc.

                  Gibca Separation &               United Arab
                Recovery                            Emirates
                  Systems Inc.

                  Separation & Recovery           South Africa
                Systems
                  (PTY) Ltd.

                  Separation & Recovery          United Kingdom
                Systems, Ltd.

                United Eco Systems,                 Delaware
                Inc.

                  ENSCI Environmental               Delaware

                Lake Charles                        Louisiana
                Construction
                Corp.(Group)

                Environmental                         Texas
                Evolutions, Inc.

                Cambridge Construction               Nevada
                Services

                Chempower, Inc.                       Ohio
                  Global Power Company                Ohio

                  Brookfield                          Ohio
                Corporation

                  Southwick Corporation               Ohio

                  Controlled Power                  Illinois
                Limited Partnership

		American Eco/ SP Corporation	    Delaware
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               (1) Inactive subsidiaries are not included